COVENANT TO ADJUST

This Covenant to Adjust (this “Agreement”) is entered into as of November ___, 2005, by and between ITEC ENVIRONMENTAL GROUP, INC., a Delaware corporation (the “Company”) and each certain purchaser (each a “Purchaser” and together the “Purchasers”) with reference to the following:

The Company is issuing Common Stock (the “Common Stock”) to the Purchasers pursuant to that certain Common Stock Purchase Agreement (“Purchase Agreement”) for a negotiated price of $0.17 per share (the “Original Purchase Price”).

NOW, THEREFORE, the parties agree as follows:

1. The Original Purchase Price shall be adjusted as follows:

(i)	If the Efficiency Condition (as defined below) is not satisfied on or prior to January 1, 2006, the Original Purchase Price shall be reduced to $0.15 per share.

(ii)	If the Efficiency Condition is not satisfied on or prior to February 1, 2006, the Original Purchase Price shall be reduced to $0.13 per share.

(iii)	If the Efficiency Condition is not satisfied on or prior to March 1, 2006, the Original Purchase Price shall be reduced to $0.11 per share.

For purposes of this section, the “Efficiency Condition” will be satisfied when the Company’s plant is operational and processing material using the ECO2TM System at a rate of at least to process 75,000 pounds of material per month measured over ten (10) consecutive business days while achieving at a 90% level of purity and cleanliness for the processed material.

2. Any reduction in the Original Purchase Price with respect to any Purchaser shall be implemented, at the option of such Purchaser: (i) without reducing such Purchaser’s aggregate purchase price, by the issuance of additional shares, or (ii) without increasing the number of shares purchased by such Purchaser, by the refund of the excess Original Purchaser Price theretofore paid.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ITEC ENVIRONMENTAL GROUP, INC., a Delaware Corporation

By:
Name:
Title:

AGREED AND ACCEPTED:

PURCHASER:

By:
Name:
Title: